UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA		73102-5015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2019, Devon Canada Corporation and Devon Canada Crude Marketing Corporation (collectively, the “Sellers”), each a wholly-owned subsidiary of Devon Energy Corporation (the “Company”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Canadian Natural Resources Limited (the “Purchaser”), pursuant to which the Sellers agreed to sell substantially all of their oil and gas assets and operations in Canada to the Purchaser for CAD$3,775,000,000 in cash, subject to certain purchase price adjustments. The purchase price adjustments include, among other things, allocations of certain revenues, expenses and assets based on a January 1, 2019 effective date, as well as for certain employee-related costs.

The Purchase Agreement includes customary representations, warranties and covenants, as well as certain indemnity obligations. The transaction is expected to close by the end of the second quarter of 2019, and the closing is subject to certain conditions, including, among other things, regulatory approvals under Canadian competition laws and various closing deliverables, including the delivery to the Purchaser of evidence of the reallocation and termination of commitments under, and related payoff of, the Canadian subfacility under the Company’s senior revolving credit facility. The Purchase Agreement also contains certain termination rights for the parties, including if the closing of the transaction does not occur by September 1, 2019, unless otherwise extended.

The foregoing description of the Purchase Agreement and the transaction contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 29, 2019, the Company issued a press release in connection with the Purchase Agreement described in Item 1.01 above.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

2.1*	Agreement of Purchase and Sale, dated as of May 28, 2019, among Devon Canada Corporation, Devon Canada Crude Marketing Corporation and Canadian Natural Resources Limited.

99.1	Press release, dated May 29, 2019.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt Vice President Corporate Governance and Secretary

Date: May 31, 2019